UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  June 1, 2011

DYNAMICS RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Commission file number 001-34135

MASSACHUSETTS	04-2211809
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

TWO TECH DR, ANDOVER, MASSACHUSETTS 01810-2434
(Address of principal executive offices) (Zip Code)

978-289-1500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Dynamics Research Corporation's Annual Meeting of Shareholders was held on June 1, 2011. Proxies representing 7,020,991 shares were received. The total shares outstanding as of the April 8, 2011 record date were 10,100,845. The following proposal was adopted by the votes specified below:

1.	The number of votes to elect two Class III Directors to hold office until the 2014 Annual Meeting of Stockholders was as follows:

	Number of Shares Voted For	Number of Shares Withheld
Class III Directors:
Mr. James P. Regan	5,539,044	1,481,947
Mr. Richard G. Tennant	5,544,934	1,476,057

Continuing Class I Directors and Class II Directors with terms expiring at the 2012 Annual Meeting of Stockholders and 2013 Annual Meeting of Stockholders, respectively, were as follows:

Class I Directors:
General George T. Babbitt (U.S.A.F., retired)
Lieutenant General Charles P. McCausland (U.S.A.F., retired)
Mr. W. Scott Thompson
Class III Directors:
Dr. Francis J. Aguilar
Mr. John S. Anderegg
Mr. Nickolas Stavropoulos

2.	The number of votes to approve, by a non-binding advisory vote, of the Company’s executive compensation was 6,801,003 shares for, 72,131 shares against, and 147,857 shares abstained.

3.
The number of votes to recommend, by a non-binding advisory vote, for the frequency of advisory votes on the Company’s executive compensation was 6,572,627 shares for every year, 159,079 shares for every two years, 268,398 shares for every three years and 20,887 shares abstained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMICS RESEARCH CORPORATION
(Registrant)

Date: June 3, 2011	/s/ David Keleher
Senior Vice President, Chief Financial Officer and Treasurer